Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Truist Financial Corporation of our report dated March 2, 2020 relating to the financial statements, and the effectiveness of internal control over financial reporting, which appears in Truist Financial Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

July 2, 2020

PricewaterhouseCoopers LLP, 214 N. Tryon Street, Suite 4200, Charlotte, NC 28202

T: (704) 344 7500, F: (704) 344 4100, www.pwc.com/us